CONSENT OF ATTORNEYS


         Reference is made to the Registration Statement of SIMS Communications, Inc. on Form S-8 whereby the Company proposes to sell up to 500,000 shares of the Company's common stock. Reference is also made to Exhibit 5 included in the Registration Statement relating to the validity of the securities proposed to be issued and sold.

         We hereby consent to the use of our opinion concerning the validity of the securities proposed to be issued and sold.


                                  Very truly yours,

                                  HART & TRINEN, L.L.P.



                                  /s/ William T. Hart


Denver, Colorado
July 27, 1999



                           CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated September 15, 1998 for the year ended June 30, 1998, included in the Form 10-KSB of Sims Communications, Inc. for the year ended June 30, 1998.



                                           Ehrhardt Keefe Steiner & Hottman PC

August 2, 1999
Denver, Colorado